Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in KULR Technology Group, Inc.’s Registration Statement on Form S-3 of our report dated April 17, 2018, relating to the December 31, 2017 consolidated financial statements, which appears in KULR Technology Group, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2018.

/s/ Chen & Fan Accountancy Corporation

Chen & Fan Accountancy Corporation

San Jose, California

July 11, 2019